BRITISH COLUMBIA
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BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**February 13, 2012 09:12 AM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on February 13, 2012 09:12 AM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:	**Name of Company:**
C0732616	DEJOUR ENERGY INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

ADD A RESOLUTION DATE:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

New Resolution Date:

December 17, 2009

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	COMMON Shares	Without Par Value With Special Rights or Restrictions attached

2.	No Maximum	Preferred Shares	Without Par Value With Special Rights or Restrictions attached
1.	No Maximum	Series 1 Preferred	Special Rights or Restrictions are attached